EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-43913, 333-33583 and 333-40866 of Nanometrics Incorporated on Form S-8 of our reports dated February 13, 2002, appearing in this Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2001.






Deloitte & Touche LLP
San Jose, California
March 15, 2002


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